FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-15

From: WELLS ABF SYNDICATE WELLS FARGO (WELLS FARGO SECURITI)

At: 06/22/26 12: 47: 40 UTC-04: 00

WFCM 2026-5C10 - IO PRICING **SPOTS**

3yr 99-21¼

5yr 99-09

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